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                                                                      Exhibit 22






                               CRYSTAL OIL COMPANY
                   Significant Subsidiaries of the Registrant
                                December 31, 1998



                                                                STATE OF
                    SUBSIDIARY                                INCORPORATION
--------------------------------------------------            -------------
Hattiesburg Holding Company                                     Delaware
First Reserve Gas Company                                       Delaware
Hattiesburg Industrial Gas Sales Company                        Delaware
Hattiesburg Gas Storage Company (General Partnership)           Delaware
Crystal Program Limited                                          Texas
Crystal Exploration and Production Company (CEPCO)              Florida
Vermilion Bay Land Company                                      Delaware
Crystal Capital, Inc.                                           Delaware
Crystal Eurasia Oil Company                                     Delaware
Crystal Gas L.L.C.                                              Louisiana
Crystal Gas and Storage Company                                 Delaware
Petal Gas Storage Company                                       Delaware
Crystal Properties and Trading Company                           Nevada